As filed with the U.S. Securities and Exchange Commission on September 9, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRIGHTHOUSE FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	81-3846992
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
11225 North Community House Road
Charlotte, North Carolina 28277
(980) 365-7100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Allie Lin, Esq.
Executive Vice President and General Counsel
Brighthouse Financial, Inc.
11225 North Community House Road
Charlotte, North Carolina 28277
(980) 365-7100

With a copy to:
Peter J. Loughran
Benjamin R. Pedersen
Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, New York 10001
(212) 909-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of the proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
Brighthouse Financial, Inc.
Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Purchase Contracts
Units

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.
We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. A prospectus supplement may also change, add to, update, supplement or clarify information contained in this prospectus.
We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.
Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “BHF”. Unless we state otherwise in this prospectus or an accompanying prospectus supplement, other than our common stock, we will not list any of these securities on any securities exchange.
We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Investing in our securities involves risks. See “Risk Factors” on page 6 of this prospectus and any risk factors described in any accompanying prospectus supplement and in our filings with the U.S. Securities and Exchange Commission that are incorporated by reference into this prospectus and any accompanying prospectus supplement.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2024.

i

ABOUT THIS PROSPECTUS
References in this prospectus to “Brighthouse,” “we,” “our” and “us” are to Brighthouse Financial, Inc., a Delaware corporation, and its subsidiaries, taken as a whole, unless the context refers to Brighthouse Financial, Inc. as a corporate entity (for example, in the descriptions of the securities in this prospectus, such terms refer to Brighthouse Financial, Inc. and not to any of its subsidiaries).
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, we or any of our affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, change, update, supplement or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Brighthouse, or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Brighthouse since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement, the documents incorporated by reference herein and therein, and other oral or written statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements using words such as “anticipate,” “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “guidance,” “forecast,” “preliminary,” “objective,” “continue,” “aim,” “plan,” “believe” and other words and terms of similar meaning, or that are tied to future periods, in connection with any discussion of future operating or financial performance. In particular, these include, without limitation, statements relating to future actions, prospective services or products, financial projections, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, as well as trends in operating and financial results.
Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of Brighthouse. These statements are based on current expectations and the current economic environment and involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others:
•differences between actual experience and actuarial assumptions and the effectiveness of our actuarial models;
•higher risk management costs and exposure to increased market risk due to guarantees within certain of our products;
•the effectiveness of our variable annuity exposure risk management strategy and the impacts of such strategy on volatility in our profitability measures and the negative effects on our statutory capital;
•material differences between actual outcomes and the sensitivities calculated under certain scenarios that we may utilize in connection with our variable annuity risk management strategies;
•the impact of interest rates on our future universal life with secondary guarantees policyholder obligations and net income volatility;
•the potential material adverse effect of changes in accounting standards, practices or policies applicable to us, including changes in the accounting for long-duration contracts;
•loss of business and other negative impacts resulting from a downgrade or a potential downgrade in our financial strength or credit ratings;
•the availability of reinsurance and the ability of the counterparties to our reinsurance or indemnification arrangements to perform their obligations thereunder;
•heightened competition, including with respect to service, product features, scale, price, actual or perceived financial strength, claims-paying ratings, credit ratings, e-business capabilities and name recognition;
•our ability to market and distribute our products through distribution channels;
•any failure of third parties to provide services we need, any failure of the practices and procedures of such third parties and any inability to obtain information or assistance we need from third parties;
• the ability of our subsidiaries to pay dividends to us, and our ability to pay dividends to our shareholders and repurchase our common stock;

•the risks associated with climate change;
•the adverse impact of public health crises, extreme mortality events or similar occurrences on our business and the economy in general;
•the impact of adverse capital and credit market conditions, including with respect to our ability to meet liquidity needs and access capital;
•the impact of economic conditions in the capital markets and the U.S. and global economy, as well as geopolitical events, military actions or catastrophic events, on our profitability measures as well as our investment portfolio, including on realized and unrealized losses and impairments, net investment spread and net investment income;
•the financial risks that our investment portfolio is subject to, including credit risk, interest rate risk, inflation risk, market valuation risk, liquidity risk, real estate risk, derivatives risk, and other factors outside our control;
•the impact of changes in regulation and in supervisory and enforcement policies or interpretations thereof on our insurance business or other operations;
•the potential material negative tax impact of potential future tax legislation that could make some of our products less attractive to consumers or increase our tax liability;
•the effectiveness of our policies, procedures and processes in managing risk;
•the loss or disclosure of confidential information, damage to our reputation and impairment of our ability to conduct business effectively as a result of any failure in cyber- or other information security systems;
•whether all or any portion of the tax consequences of our 2017 separation from MetLife, Inc. are not as expected, leading to material additional taxes or material adverse consequences to tax attributes that impact us; and
•other factors described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein.
Except as required by applicable law, we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise.

NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS
In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about Brighthouse or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:
•should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;
•may apply standards of materiality in a way that is different from what may be viewed as material to investors; and
•were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.
Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about Brighthouse and its subsidiaries may be found elsewhere in this prospectus and any accompanying prospectus supplement, as well as Brighthouse’s other public filings, which are available without charge through the SEC website at www.sec.gov.

ABOUT BRIGHTHOUSE
We are one of the largest providers of annuity and life insurance products in the United States through multiple independent distribution channels and marketing arrangements with a diverse network of distribution partners. Our in-force book of products consists of approximately 2.3 million insurance policies and annuity contracts at June 30, 2024, which are organized into three reporting segments:
(i)Annuities, which includes variable, fixed, index-linked and income annuities;
(ii)Life, which includes term, universal, whole and variable life products; and
(iii)Run-off, which consists primarily of products that are no longer actively sold and are separately managed.
In addition, we report certain of our results of operations in Corporate & Other.
We primarily transact business through our insurance subsidiaries, Brighthouse Life Insurance Company, Brighthouse Life Insurance Company of NY and New England Life Insurance Company (“NELICO”); however, NELICO does not currently write new business. At June 30, 2024, we had $237.4 billion of total assets with total stockholders’ equity of $4.1 billion, including accumulated other comprehensive income; $149.0 billion of annuity assets under management, which we define as our general account investments and our separate account assets; and approximately $407.0 billion in-force face amount of life insurance reported in our Life segment ($319.4 billion, net of reinsurance).
We believe we are a financially disciplined company with an emphasis on independent distribution and that our strategy of offering a targeted set of products to serve our customers and distribution partners will enhance our ability to invest in our business and distribute cash to our shareholders over time. We also believe that general demographic trends in the U.S. population, the increase in under-insured individuals, the potential risk to governmental social safety net programs and the shifting of responsibility for retirement planning and financial security from employers and other institutions to individuals will create opportunities to generate significant demand for our products.
Risk management of both our in-force book and our new business to enhance sustained, long-term shareholder value is fundamental to our strategy. In writing new business, we assess the value of new products by taking into account the amount and timing of cash flows, the use and cost of capital required to support our financial strength ratings, diversification to our in-force business and the cost of risk. We remain focused on maintaining our strong capital base and excess liquidity at the holding company, and we have established a risk management approach that seeks to mitigate the effects of severe market disruptions and other economic events on our business.
Our principal executive office is located at 11225 North Community House Road, Charlotte, North Carolina 28277 and our telephone number is (980) 365-7100.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the risk factors and other information contained in the applicable prospectus supplement before making a decision to invest in our securities. See “Where You Can Find More Information” below.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for, among other things, general corporate purposes. We may include a more detailed description of the use of net proceeds of any specific offering of securities in the applicable prospectus supplement relating to the offering.

DESCRIPTION OF DEBT SECURITIES
General
We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.”
Unless the applicable prospectus supplement states otherwise, we will issue the senior debt securities in one or more series under the senior indenture, dated as of May 15, 2020, between Brighthouse Financial, Inc. and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as trustee (as amended and supplemented through the date hereof, the “senior indenture”), and we will issue subordinated debt securities in one or more series under a subordinated indenture, which we refer to as the “subordinated indenture” (the senior indenture together with the subordinated indenture, the “indentures”), to be entered into between us and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as trustee.
The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures do not limit our ability to incur other debt.
The senior indenture and the form of subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part and you should read the indentures for provisions that may be important to you. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms.
Ranking of the Debt Securities
The debt securities will be direct, unsecured obligations of Brighthouse. The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future “senior indebtedness” (as defined in the subordinated indenture). See “—Subordination under the Subordinated Indenture.”
Brighthouse is a holding company and has no direct operations. We conduct all of our business operations through our subsidiaries, meaning we derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. We will depend on the cash at the holding company and dividends from our subsidiaries to meet our obligations under the debt securities. As a consequence, our ability to satisfy our obligations under the debt securities depends on our ability to receive distributions from these subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the debt securities will be structurally subordinated to all debt, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the debt securities would have any claims to those assets. If the cash we receive from our subsidiaries is insufficient to fund obligations under the debt securities, we may be required to raise cash through the incurrence of additional indebtedness, the issuance of additional equity or the sale of assets.
Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, which, among other things, regulate their payment of dividends and other distributions to us. In general, dividends in excess of prescribed limits require insurance regulatory approval. In addition, insurance regulators may prohibit the payment of dividends or other payments to us by our insurance subsidiaries if they determine that the payment could be adverse to the interests of our policyholders or contract holders. Any dividends by Brighthouse Reinsurance

Company of Delaware, our reinsurance subsidiary, are subject to the approval of the Delaware Department of Insurance. Any requested payment of dividends in excess of their respective annual ordinary dividend capacity by Brighthouse Life Insurance Company and NELICO to Brighthouse or by Brighthouse Life Insurance Company of NY to Brighthouse Life Insurance Company (the direct parent of Brighthouse Life Insurance Company of NY) would be considered an extraordinary dividend subject to prior approval by the Delaware Department of Insurance, the Massachusetts Division of Insurance or the New York State Department of Financial Services, respectively.
Terms of the Debt Securities
We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our Board of Directors or an authorized committee thereof (the “Board”).
Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:
•the title of the debt securities of the series;
•whether the debt securities are senior debt securities or subordinated debt securities;
•any limit upon the aggregate principal amount of the debt securities;
•the price or prices at which Brighthouse will sell the debt securities;
•the maturity date or dates of the debt securities of the series;
•the rate or rates at which the debt securities will bear interest or the method of determining such rate or rates, if any;
•the date or dates from which any interest will accrue, the dates on which interest will be payable or the method by which such date or dates will be determined;
•with respect to the subordinated debt securities, the right, if any, to extend the interest payment periods for the series, the maximum duration of any such extension period and the terms, conditions and covenants related thereto;
•whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
•the regular record date for determining who is entitled to the interest payable on any interest payment date;
•the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;
•if Brighthouse possesses the option to do so, the periods within which and the prices at which Brighthouse may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular debt securities are to be selected for redemption;
•Brighthouse’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which Brighthouse will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
• the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•the portion, or methods of determining the portion, of the principal amount of the debt securities which Brighthouse must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;
•the currency, currencies or currency unit in which Brighthouse will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;
•provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•any deletions from, modifications of or additions to the events of default or Brighthouse’s covenants with respect to the applicable series of debt securities;
•the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
•the terms, if any, upon which the holders may or are required to convert or exchange such debt securities into or for Brighthouse’s common stock or other securities or property, including the conversion or exchange price (which may be adjusted), or the method of calculating the conversion or exchange price, and the conversion or exchange period;
•whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;
•the depositary or depositaries for global or certificated debt securities;
•the forms of the debt securities;
•if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific debt securities;
•any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the debt securities;
•any restrictions on the registration, transfer or exchange of the debt securities;
•whether the subordination provisions summarized below or different subordination provisions will apply to the subordinated debt securities; and
•any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants,” “Description of Purchase Contracts” and Description of Units.”
Conversion or Exchange Rights
The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of Brighthouse’s common stock or other securities to be received by the holders of such series of debt securities to be adjusted.
Special Payment Terms of the Debt Securities
Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.
Denominations, Registration and Transfers
Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.
A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:
•DTC notifies Brighthouse that it is unwilling or unable to continue serving as the depositary for the relevant global securities, or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or
•Brighthouse determines, in its sole discretion and subject to the procedures of DTC, that the global debt security shall be exchangeable.
A global security may not be transferred except to another nominee of DTC, or to a successor depositary selected or approved by Brighthouse or to a nominee of such successor depositary.
If debt securities are issued in certificated form, they will only be issued in the minimum denomination and integral multiples in excess thereof specified in the accompanying prospectus supplement. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by Brighthouse under the indentures. Exchanges of such debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest payment.
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as Brighthouse may designate for such purpose from time to time.
Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by Brighthouse and located in the Borough of Manhattan, The City of New York, will act as paying agent for payments with respect to debt securities of each series. Brighthouse may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Brighthouse will be required to maintain an office or agency in each place of payment for the debt securities of a particular series.
Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by Brighthouse, in trust, for the payment of the principal, interest or premium on any debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to Brighthouse at its option and upon its request or (if then held by Brighthouse) will be discharged from such trust, and the holder of such debt security thereafter may look only to Brighthouse for payment thereof.
Redemption
Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, we may redeem debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.
Unless otherwise indicated in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.
Redemption Price
Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal the applicable redemption price for debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.
Notice of Redemption
Unless otherwise indicated in the applicable prospectus supplement, we will transmit, or cause the trustee to transmit, a notice of any redemption of debt securities at least 15 days but not more than 60 days (or solely in the case of a tax redemption (as discussed below) not less than 30 days and not more than 60 days) before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register; provided, however, that notice of redemption may be sent more than 60 days prior to the redemption date if such notice is sent in connection with a legal defeasance or a satisfaction and discharge of the relevant indenture. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.
Additional Amounts
Unless otherwise indicated in the applicable prospectus supplement, we will, subject to the exceptions and limitations set forth below, pay as additional interest on the debt securities such additional amounts as are necessary in order that the net payment by us or any paying agent of the principal of and interest on each of the debt securities after withholding or deduction solely with respect to any present or future tax, assessment or other governmental charge (collectively, “Taxes”) imposed by or on behalf of any jurisdiction other than the United States in which Brighthouse is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (each, a “Relevant Taxing Jurisdiction”), will not be less than the amount provided in the debt securities to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply to:
(a)any Taxes which would not have been so imposed, withheld or deducted but for:
(1)the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the Relevant Taxing

Jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the Relevant Taxing Jurisdiction or being or having been engaged in a trade or business in the Relevant Taxing Jurisdiction or being or having been present in the Relevant Taxing Jurisdiction or having or having had a permanent establishment in the Relevant Taxing Jurisdiction; or
(2)the failure of such holder or beneficial owner to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of such holder or beneficial owner or otherwise to establish entitlement to a partial or complete exemption from such Taxes (including, without limitation, any documentation requirement under an applicable income tax treaty);
(b)any Taxes which would not have been so imposed, withheld or deducted but for the presentation by the holder or beneficial owner of such debt security for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment of the debt security is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such additional amounts on presenting such debt security on any date during such 10-day period;
(c)any estate, inheritance, gift, sales, transfer, personal property, excise, wealth or similar Taxes;
(d)any Taxes which are payable otherwise than by withholding from any payment of principal of or interest on such debt security;
(e)any Taxes which are payable by a holder that is not the beneficial owner of the debt security or a portion of the debt security, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an additional amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;
(f)any Taxes required to be withheld by any paying agent from any payment of principal or interest on any debt security, if such payment can be made without such withholding by any other paying agent;
(g)any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later, to the extent such change in law, treaty, regulation or administrative interpretation would apply retroactively to such payment;
(h)any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (or any amended or successor provisions that are substantively comparable), and any current or future regulations or official interpretations thereof (“FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or
(i)any combination of items (a), (b), (c), (d), (e), (f), (g) and (h).
For purposes of this section, the acquisition, ownership, enforcement or holding of or the receipt of any payment with respect to a debt security will not constitute a connection (1) between the holder or beneficial owner and the Relevant Taxing Jurisdiction or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the Relevant Taxing Jurisdiction.

Any reference in this prospectus, in the indentures or in the debt securities to principal or interest shall be deemed to refer also to additional amounts which may be payable under the provisions of this section.
Except as specifically provided in the debt securities, we will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in any government or political subdivision.
Tax Redemption
If, as a result of any change in, or amendment to, the laws of a Relevant Taxing Jurisdiction or the official interpretation thereof that is announced or becomes effective on or after the date a Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction (other than any such change or amendment that is announced before such Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction), we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described under “—Additional Amounts” with respect to the debt securities of any series, then we may at any time at our option redeem, in whole, but not in part, such debt securities of such series outstanding on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on such debt securities to, but excluding, the date fixed for redemption.
Restrictive Covenants
Unless otherwise indicated in the applicable prospectus supplement, the following restrictive covenants shall apply to each series of senior debt securities:
Limitation on Liens
So long as any senior debt securities are outstanding, neither we nor any of our subsidiaries will, directly or indirectly, create, assume, incur, guarantee or permit to exist any debt that is secured by any mortgage, pledge, lien, security interest or other encumbrance on any capital stock of:
•Brighthouse Life Insurance Company;
•any successor to substantially all of the business of Brighthouse Life Insurance Company that is also one of our subsidiaries; or
•any entity (other than us) having direct or indirect control of Brighthouse Life Insurance Company or any such successor.
However, this restriction will not apply if the senior debt securities then outstanding are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.
Limitations on Dispositions of Stock of Certain Subsidiaries
So long as any senior debt securities are outstanding and subject to the provisions of the senior indenture regarding mergers, consolidations and sales of assets, neither we nor any of our subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:
•Brighthouse Life Insurance Company;
• any successor to substantially all of the business of Brighthouse Life Insurance Company, that is also one of our subsidiaries; or
•any entity (other than us) having direct or indirect control of Brighthouse Life Insurance Company or any such successor;
except for, in each case:
•a sale or other disposition of any of such stock to one of our wholly owned subsidiaries; or

•a sale or other disposition of all of such stock for at least fair value (as determined by our Board acting in good faith); or
•a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any of our subsidiaries.
Reporting Covenant
Unless we have filed the financial statements referred to in (a) and (b) below with the SEC in accordance with the following paragraph, the indentures require us to post on our public website (and to make available to the trustee and holders of the debt securities, without cost to any holder, within 15 days after we post them on our public website):
(a)within 90 days after the end of each fiscal year, our audited annual financial statements, together with the related report of our independent auditors thereon, prepared in accordance with the requirements that would be applicable to such audited annual financial statements if appearing in an Annual Report on Form 10-K filed by us as a non-accelerated filer (within the meaning of Rule 12b-2 under the Exchange Act) subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or any successor or comparable form; and
(b)within 55 days after the end of each of the first three fiscal quarters of each fiscal year, our unaudited interim financial statements, prepared in accordance with the requirements that would be applicable to such unaudited interim financial statements if appearing in a Quarterly Report on Form 10-Q filed by us as a non-accelerated filer (within the meaning of Rule 12b-2 under the Exchange Act) subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or any successor or comparable form.
For so long as we are subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the indentures require us to file with the trustee and make available to holders of the debt securities (without exhibits), without cost to any holder, all documents we file with, or furnish to, the SEC under the Exchange Act, within 15 days after we file them with, or furnish them to, the SEC. Any such documents that are publicly available through the SEC’s EDGAR system (or any successor system) shall be deemed to have been filed with the trustee and made available to holders in accordance with our obligations under the indentures.
Events of Default, Notice and Waiver
Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:
•our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;
•our failure to pay principal of or premium, if any, on any debt security of such series when due, whether at maturity, redemption, acceleration or otherwise, or is required by any sinking or analogous fund established with respect to such series; provided, however, that no event of default shall occur if the failure to make payment when due results solely from nonpayment by reason of mistake, oversight or transfer difficulties and does not continue beyond three business days;
• our failure to observe or perform any other of our covenants or agreements with respect to such series for 90 days after we receive written notice of such failure;
•certain defaults with respect to our indebtedness for money borrowed which result in a principal amount in excess of $100 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (other than the debt securities issued pursuant to the applicable indenture or non-recourse debt), and such acceleration has not been rescinded or annulled or such indebtedness has not been discharged within 15 days after we receive written notice of such default; and
•certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse) with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse, the principal amount of all debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount debt securities for the particular provisions relating to acceleration of maturity thereof.
Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.
The trustee is required, within 90 days after the occurrence of a default (of which a responsible officer of the trustee has received written notice and which is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.
The trustee may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under the applicable indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of a debt security of any series may institute any action against Brighthouse under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.
Each of the indentures provides that, in the case of a default in the payment of principal of or premium, if any, or interest on any series of debt securities, when the same has become due and payable, and in the case of any payment of interest, such default has continued for 30 calendar days, the trustee or the holder of any debt security may or, if directed by the holders of a majority in principal amount of any series of debt securities, the trustee shall, subject to the provisions of the applicable indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.
Brighthouse is required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.
Modification and Waiver
Under the indentures, Brighthouse and the applicable trustee may supplement the indentures for certain purposes without the consent of the holders of debt securities of any series, for, among other purposes, one or more of the following:
•to cure any ambiguity, defect or inconsistency;
•to add to Brighthouse’s covenants for the benefit of the holders of debt securities of any series or to surrender any right or power conferred upon Brighthouse under the indentures;
•to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the indentures;
•to make any change that does not materially adversely affect the rights of any holder of debt securities of any series; provided that any change to the terms of any indenture or supplemental indenture or to any series of debt securities made solely to conform to the description of such series of debt securities in an offering document, prospectus supplement or other similar offering document relating to the initial offering of such series of debt securities shall be deemed to not materially adversely affect the rights of the holders of such series of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of any indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities; or
•to add any additional events of default for the benefit of the holders of any series of debt securities.
Brighthouse and the applicable trustee may modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under such indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:
•extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce any premium payable upon the redemption thereof;
•reduce the rate or extend the time of payment of interest on the debt securities of any series;
•reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;
•change the obligation of Brighthouse to maintain an office or agency and for the purposes specified in the indentures;
•change the currency in which any debt security or any premium or interest is payable;
•impair the right to enforce any payment on or with respect to any debt security;
•adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults; or
•modify any of the above provisions.
Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture which is affected by the modification or amendment to waive Brighthouse’s compliance with certain covenants contained in such indenture.
Limitations on Consolidation, Merger, Sale of Assets and Other Transactions
The indentures provide that so long as any debt securities are outstanding, (i) we may not merge with or into or consolidate with another entity, (ii) we may not sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other entity other than one of our direct or indirect wholly owned subsidiaries, (iii) no entity may merge with or into or consolidate with us or (iv) except for any of our direct or indirect wholly owned subsidiaries, no other entity may sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, in each case unless:
•we are the surviving corporation; or the entity formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made (the “Successor”), if other than us, is organized and validly existing under the laws of the United States of America, any State thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state that is a member of the Organization of Economic Cooperation and Development and has expressly assumed by supplemental indenture all of our obligations under the debt securities and the indenture;
•immediately after giving effect to such transaction, no default or event of default or event that, after notice or lapse of time or both would become an event of default has occurred and is continuing; and
•we deliver to the trustee an officers’ certificate and an opinion of counsel, each to the effect that the supplemental indenture, if applicable, required in connection with the transaction and such merger, sale, assignment, transfer, lease or other disposition complies with the indenture.
The Successor will be our successor, and will succeed to, and be substituted for, and may exercise every right and power of, Brighthouse under the indentures and become the obligor on the debt securities with the same effect as if the Successor had been named as the issuer under the indentures, and thereafter we shall be relieved of all of our obligations and covenants under the indentures, but, in the case of a lease of all or substantially all of our properties and assets, we will not be released from our obligations to pay the principal of, premium, if any, and interest on the debt securities.
Discharge, Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement, Brighthouse may discharge or defease its obligations under each indenture as set forth below.
Brighthouse may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the applicable indenture), without reinvestment, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.
If indicated in the applicable prospectus supplement, Brighthouse may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the irrevocable deposit with the relevant trustee, in trust for such purpose, of money or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount certified to be sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Brighthouse must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, Brighthouse shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.
Brighthouse may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.
Subordination under the Subordinated Indenture
The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness (as described below).
For purposes of subordinated debt securities, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred, created or assumed, and any amendments, renewals, extensions or modifications of any such obligations:
•the principal of and premium, if any, and interest due in respect of indebtedness of Brighthouse for borrowed money and indebtedness evidenced by securities, debentures, notes, bonds or other written instruments issued by Brighthouse;
•all obligations of Brighthouse as lessee under leases required to be capitalized on its balance sheet under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which Brighthouse is a party;
•all obligations of Brighthouse issued or assumed as the deferred purchase price of property, assets or businesses, all conditional sale obligations of Brighthouse and all obligations of Brighthouse under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);
•all obligations of Brighthouse for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;
•all obligations of Brighthouse in respect of commodity contracts, interest rate swap, cap, floor, collar or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;
•all obligations of the types referred to above of other persons for the payment of which Brighthouse is responsible or liable as obligor, guarantor or otherwise; and
•all obligations of the types referred to above of other persons secured by any lien on any property or asset of Brighthouse (whether or not such obligation is assumed by Brighthouse).

“Senior indebtedness” does not include:
•indebtedness or monetary obligations to trade creditors created or assumed by Brighthouse in the ordinary course of business in connection with the obtaining of materials or services; or
•any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the subordinated debt securities.
Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.
Unless otherwise noted in the accompanying prospectus supplement, if Brighthouse defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any senior indebtedness, or if the maturity of any senior indebtedness of Brighthouse has been declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, Brighthouse will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of any subordinated debt securities) of and premium, if any, or interest on the subordinated debt securities or any sinking fund payment, subject to limited exceptions.
If any of the following events occurs, Brighthouse will pay in full all senior indebtedness before it makes under the subordinated debt securities any payment or distribution of assets of Brighthouse of any kind or character, whether in cash, property or securities, to any holder of subordinated debt securities:
•any dissolution, winding up, liquidation or reorganization of Brighthouse, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;
•any general assignment by Brighthouse for the benefit of creditors;
•any marshaling of Brighthouse’s assets or liabilities for the benefit of creditors;
•other similar proceedings.
In such event, any payment by Brighthouse or distribution of assets of Brighthouse of any kind or character, whether in cash, property or securities, under the subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.
Neither of the indentures limits the issuance of additional senior indebtedness.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
Information Concerning the Trustee
The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended. The trustee will not be required to exercise any of its powers under the indentures at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the indentures will also be extended to each agent, custodian and other person employed to act thereunder.
The trustee may act as depositary for funds of, makes loans to, and perform other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES
General
We may offer unsecured junior subordinated debt securities, which we refer to in this prospectus as the “junior subordinated debt securities.” The junior subordinated debt securities will be unsecured, subordinate and junior in right of payment, as described in the junior subordinated indenture, to all of our senior indebtedness (as defined in the junior subordinated indenture), which includes all debt issued under the senior indenture or the subordinated indenture.
Unless the applicable prospectus supplement states otherwise, we will issue the junior subordinated debt securities in one or more series under the junior subordinated indenture, dated as of September 12, 2018, between us and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as trustee (as amended and supplemented through the date hereof, the “junior subordinated indenture”).
The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debt securities that we may issue and provides that we may issue junior subordinated debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional junior subordinated debt securities of a particular series without the consent of the holders of the junior subordinated debt securities of such series outstanding at the time of the issuance. Any such additional junior subordinated debt securities, together with all other outstanding junior subordinated debt securities of that series, will constitute a single series of junior subordinated debt securities under the junior subordinated indenture. The junior subordinated indenture does not limit our ability to incur other debt.
The junior subordinated indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the junior subordinated indenture for provisions that may be important to you. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the junior subordinated indenture and the junior subordinated debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the junior subordinated indenture and the junior subordinated debt securities, including the definitions therein of certain terms.
Ranking of the Junior Subordinated Debt Securities
The junior subordinated debt securities will be direct, unsecured obligations of Brighthouse and will rank equally in right of payment with all of our other junior subordinated obligations, including, unless otherwise specified in the prospectus supplement relating to such series or such securities, all other series of junior subordinated debt securities. The junior subordinated debt securities will be subordinate and junior in right of payment to all of our present and future “senior indebtedness” (as defined in the junior subordinated indenture). See “—Subordination under the Junior Subordinated Indenture.”
Brighthouse is a holding company and has no direct operations. We conduct all of our business operations through our subsidiaries, meaning we derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. We will depend on the cash at the holding company and dividends from our subsidiaries to meet our obligations under the junior subordinated debt securities. As a consequence, our ability to satisfy our obligations under the junior subordinated debt securities depends on our ability to receive distributions from these subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the junior subordinated debt securities will be structurally subordinated to all debt, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the junior subordinated debt securities would have any claims to those assets. If the cash we receive from our subsidiaries is insufficient to fund obligations under the junior subordinated debt securities, we may be required to raise cash through the incurrence of indebtedness, the issuance of additional equity or the sale of assets.

Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, which, among other things, regulate their payment of dividends and other distributions to us. In general, dividends in excess of prescribed limits require insurance regulatory approval. In addition, insurance regulators may prohibit the payment of dividends or other payments to us by our insurance subsidiaries if they determine that the payment could be adverse to the interests of our policyholders or contract holders. Any dividends by Brighthouse Reinsurance Company of Delaware are subject to the approval of the Delaware Department of Insurance. Any requested payment of dividends in excess of their respective annual ordinary dividend capacity by Brighthouse Life Insurance Company and NELICO to Brighthouse or by Brighthouse Life Insurance Company of NY to Brighthouse Life Insurance Company would be considered an extraordinary dividend subject to prior approval by the Delaware Department of Insurance, the Massachusetts Division of Insurance or the New York State Department of Financial Services, respectively.
Terms of the Junior Subordinated Debt Securities
We may issue the junior subordinated debt securities in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of our Board.
The prospectus supplement will describe the terms relating to the specific series of junior subordinated debt securities being offered. These terms will include some or all of the following:
•the title of the junior subordinated debt securities of the series;
•any limit upon the aggregate principal amount of the junior subordinated debt securities;
•the price or prices at which Brighthouse will sell the junior subordinated debt securities;
•the maturity date or dates of the junior subordinated debt securities of the series;
•the rate or rates of interest at which the junior subordinated debt securities will bear interest or the method of determining such rate or rates, if any;
•the date or dates from which any interest will accrue, the dates on which interest will be payable or the method by which such date or dates will be determined;
•the right, if any, to extend the interest payment periods for the series, the maximum duration of any such extension period and the terms, conditions and covenants related thereto;
•whether the amount of payments of principal of (and premium, if any) or interest on the junior subordinated debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
•the regular record date for determining who is entitled to the interest payable on any interest payment date;
•the place or places where the principal of (and premium, if any) and interest on the junior subordinated debt securities will be payable;
•if Brighthouse possesses the option to do so, the periods within which and the prices at which Brighthouse may redeem the junior subordinated debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular junior subordinated debt securities are to be selected for redemption;
• Brighthouse’s obligation, if any, to redeem, repay or purchase junior subordinated debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the junior subordinated debt securities, and the period or periods within which and the price or prices at which Brighthouse will redeem, repay or purchase the junior subordinated debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•the denominations in which the junior subordinated debt securities will be issued if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•the portion, or methods of determining the portion, of the principal amount of the junior subordinated debt securities which Brighthouse must pay upon the acceleration of the maturity of the junior subordinated debt securities in connection with an event of default (as described below), if other than the full principal amount;
•the currency, currencies or currency unit in which Brighthouse will pay the principal of (and premium, if any) or interest, if any, on the junior subordinated debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;
•provisions, if any, granting special rights to holders of the junior subordinated debt securities upon the occurrence of specified events;
•any deletions from, modifications of or additions to the events of default or Brighthouse’s covenants with respect to the applicable series of junior subordinated debt securities;
•the application, if any, of the terms of the junior subordinated indenture relating to defeasance and covenant defeasance (which terms are described below) to the junior subordinated debt securities;
•the terms, if any, upon which the holders may or are required to convert or exchange such junior subordinated debt securities into or for Brighthouse’s common stock or other securities or property, including the conversion or exchange price (which may be adjusted), or the method of calculating the conversion or exchange price, and the conversion or exchange period;
•whether any of the junior subordinated debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global junior subordinated debt securities may be exchanged for certificated junior subordinated debt securities;
•the depositary or depositaries for global or certificated junior subordinated debt securities;
•the forms of the junior subordinated debt securities;
•if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific junior subordinated debt securities;
•any change in the right of the trustee or the requisite holders of junior subordinated debt securities to declare the principal amount thereof due and payable because of an event of default;
•any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the junior subordinated debt securities;
•any restrictions on the registration, transfer or exchange of the junior subordinated debt securities;
•whether the subordination provisions summarized below or different subordination provisions will apply to the junior subordinated debt securities; and
•any other terms of the junior subordinated debt securities not inconsistent with the provisions of the junior subordinated indenture, as amended or supplemented.
Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be listed on any securities exchange.
Junior subordinated debt securities may also be issued under the junior subordinated indenture upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units.”

Option to Defer Payment of Interest
If provided in the applicable prospectus supplement, so long as no event of default with respect to the junior subordinated debt securities of such series has occurred and is continuing, we will have the right during the term of any series of junior subordinated debt securities to defer payment of interest otherwise due and payable on the junior subordinated debt securities for a period, including further deferrals of interest during any such period, subject to the terms, conditions and covenants as may be described in the applicable prospectus supplement. However, we may not defer payment of interest beyond the maturity date or earlier redemption or acceleration of such series of junior subordinated debt securities.
Conversion or Exchange Rights
The prospectus supplement will describe the terms, if any, on which a series of the junior subordinated debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of Brighthouse’s common stock or other securities to be received by the holders of such series of junior subordinated debt securities to be adjusted.
Special Payment Terms of the Junior Subordinated Debt Securities
Junior subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any series of junior subordinated debt securities. The junior subordinated debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular junior subordinated debt securities. The prospectus supplement relating to specific junior subordinated debt securities will also describe any special considerations and certain additional tax considerations applicable to such junior subordinated debt securities.
Denominations, Registration and Transfers
Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debt securities will be issued in fully registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debt securities will be represented by one or more global certificates registered in the name of a nominee for DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.
A holder of junior subordinated debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:
•DTC notifies Brighthouse that it is unwilling or unable to continue serving as the depositary for the relevant global securities, or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or
•Brighthouse determines, in its sole discretion and subject to the procedures of DTC, that the global debt security shall be exchangeable.
A global security may not be transferred except to another nominee of DTC, or to a successor depositary selected or approved by Brighthouse or to a nominee of such successor depositary.
If junior subordinated debt securities are issued in certificated form, they will only be issued in the minimum denomination and integral multiples in excess thereof specified in the accompanying prospectus supplement. Transfers and exchanges of such junior subordinated debt securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of junior subordinated debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by Brighthouse under the junior subordinated indenture. Exchanges of such junior subordinated debt securities for an equal aggregate principal amount of junior subordinated debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such junior subordinated debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a junior subordinated debt security on any interest payment date will be made to the person in whose name a junior subordinated debt security is registered at the close of business on the record date for the interest payment.
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the junior subordinated debt securities of a particular series will be payable at the office of such paying agent or paying agents as Brighthouse may designate for such purpose from time to time.
Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by Brighthouse and located in the Borough of Manhattan, The City of New York, will act as paying agent for payments with respect to junior subordinated debt securities of each series. Brighthouse may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Brighthouse will be required to maintain an office or agency in each place of payment for the junior subordinated debt securities of a particular series.
Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by Brighthouse, in trust, for the payment of the principal, interest or premium on any junior subordinated debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to Brighthouse at its option and upon its request or (if then held by Brighthouse) will be discharged from such trust, and the holder of such junior subordinated debt security thereafter may look only to Brighthouse for payment thereof.
Redemption
Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of junior subordinated debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, we may redeem junior subordinated debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.
Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.
Redemption Price
Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any junior subordinated debt security which we redeem will equal the applicable redemption price for junior subordinated debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.
Notice of Redemption
Unless otherwise indicated in the applicable prospectus supplement, we will transmit, or cause the trustee to transmit, a notice of any redemption of junior subordinated debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the junior subordinated debt securities at their addresses as shown on the security register; provided, however, that notice of redemption may be sent more than 60 days prior to the redemption date if such notice is sent in connection with a legal defeasance or a satisfaction and discharge of the junior subordinated indenture. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Additional Amounts
Unless otherwise indicated in the applicable prospectus supplement, we will, subject to the exceptions and limitations set forth below, pay as additional interest on the junior subordinated debt securities such additional amounts as are necessary in order that the net payment by us or any paying agent of the principal of and interest on each of the junior subordinated debt securities after withholding or deduction solely with respect to any present or future tax, assessment or other governmental charge (collectively, “Taxes”) imposed by or on behalf of any jurisdiction other than the United States in which Brighthouse is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (each, a “Relevant Taxing Jurisdiction”), will not be less than the amount provided in the junior subordinated debt securities to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply to:
(a)any Taxes which would not have been so imposed, withheld or deducted but for:
(1)the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the Relevant Taxing Jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the Relevant Taxing Jurisdiction or being or having been engaged in a trade or business in the Relevant Taxing Jurisdiction or being or having been present in the Relevant Taxing Jurisdiction or having or having had a permanent establishment in the Relevant Taxing Jurisdiction; or
(2)the failure of such holder or beneficial owner to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the Relevant Taxing Jurisdiction of such holder or beneficial owner or otherwise to establish entitlement to a partial or complete exemption from such Taxes (including, without limitation, any documentation requirement under an applicable income tax treaty);
(b)any Taxes which would not have been so imposed, withheld or deducted but for the presentation by the holder or beneficial owner of such junior subordinated debt security for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment of the junior subordinated debt security is duly provided for and notice is given to holders, whichever occurs later, except to the extent that the holder or beneficial owner would have been entitled to such additional amounts on presenting such junior subordinated debt security on any date during such 10-day period;
(c)any estate, inheritance, gift, sales, transfer, personal property, excise, wealth or similar Taxes;
(d)any Taxes which are payable otherwise than by withholding from any payment of principal of or interest on such junior subordinated debt security;
(e)any Taxes which are payable by a holder that is not the beneficial owner of the junior subordinated debt security or a portion of the junior subordinated debt security, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an additional amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;
(f)any Taxes required to be withheld by any paying agent from any payment of principal or interest on any junior subordinated debt security, if such payment can be made without such withholding by any other paying agent;
(g)any Taxes that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later, to the extent such change in law, treaty, regulation or administrative interpretation would apply retroactively to such payment;
(h)any Taxes imposed, withheld or deducted under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (or any amended or successor provisions that are substantively comparable), FATCA, any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or
(i)any combination of items (a), (b), (c), (d), (e), (f), (g) and (h).
For purposes of this section, the acquisition, ownership, enforcement or holding of or the receipt of any payment with respect to a junior subordinated debt security will not constitute a connection (1) between the holder or beneficial owner and the Relevant Taxing Jurisdiction or (2) between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such holder or beneficial owner if such holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity and the Relevant Taxing Jurisdiction.
Any reference in this prospectus, in the junior subordinated indenture or in the junior subordinated debt securities to principal or interest shall be deemed to refer also to additional amounts which may be payable under the provisions of this section.
Except as specifically provided in the junior subordinated debt securities, we will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in any government or political subdivision.
Tax Redemption
If, as a result of any change in, or amendment to, the laws of a Relevant Taxing Jurisdiction or the official interpretation thereof that is announced or becomes effective on or after the date a Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction (other than any such change or amendment that is announced before such Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction), we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described under “—Additional Amounts” with respect to the junior subordinated debt securities of any series, then we may at any time at our option redeem, in whole, but not in part, such junior subordinated debt securities of such series outstanding on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest (including any additional interest) on such junior subordinated debt securities to, but excluding, the date fixed for redemption.
Reporting Covenant
Unless we have filed the financial statements referred to in (a) and (b) below with the SEC in accordance with the following paragraph, the junior subordinated indenture requires us to post on our public website (and to make available to the trustee and holders of the junior subordinated debt securities, without cost to any holder, within 15 days after we post them on our public website):
(a)within 90 days after the end of each fiscal year, our audited annual financial statements, together with the related report of our independent auditors thereon, prepared in accordance with the requirements that would be applicable to such audited annual financial statements if appearing in an Annual Report on Form 10-K filed by us as a non-accelerated filer (within the meaning of Rule 12b-2 under the Exchange Act) subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or any successor or comparable form; and
(b)within 55 days after the end of each of the first three fiscal quarters of each fiscal year, our unaudited interim financial statements, prepared in accordance with the requirements that would be applicable to such unaudited interim financial statements if appearing in a Quarterly Report on Form 10-Q filed by us as a non-accelerated filer (within the meaning of Rule 12b-2 under the Exchange Act) subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or any successor or comparable form.
For so long as we are subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the junior subordinated indenture requires us to file with the trustee and make available to holders of the junior subordinated debt securities (without exhibits), without cost to any holder, all documents we file with, or furnish to, the SEC under the Exchange Act, within 15 days after we file them with, or furnish them to, the SEC. Any such documents that are publicly available through the SEC’s EDGAR system (or any successor system) shall be deemed to have been filed with the trustee and made available to holders in accordance with our obligations under the junior subordinated indenture.
Events of Default, Notice and Waiver
Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the junior subordinated indenture with respect to each series of junior subordinated debt securities:
•certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse; and
•any other event specified in the applicable Board resolution or supplemental indenture under which the series of junior subordinated debt securities is issued.
If an event of default (other than an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse) with respect to any junior subordinated debt securities of any series outstanding under the junior subordinated indenture shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of that series outstanding may declare, by notice as provided in the junior subordinated indenture, the principal amount (or such lesser amount as may be provided for in the junior subordinated debt securities of that series) of all the junior subordinated debt securities of that series outstanding to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Brighthouse, the principal amount of all junior subordinated debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount junior subordinated debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount junior subordinated debt securities for the particular provisions relating to acceleration of maturity thereof.
Any past default under the junior subordinated indenture with respect to junior subordinated debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all junior subordinated debt securities of such series outstanding under the junior subordinated indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest (including any additional interest) on any junior subordinated debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding junior subordinated debt security of such series affected.
The trustee is required, within 90 days after the occurrence of a default (of which a responsible officer of the trustee has received written notice and which is continuing), with respect to the junior subordinated debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the junior subordinated debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any junior subordinated debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the junior subordinated debt securities of such series.

The trustee may require indemnification by the holders of the junior subordinated debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the junior subordinated indenture at the request of the holders of the junior subordinated debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series under the junior subordinated indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the junior subordinated debt securities of such series.
No holder of a junior subordinated debt security of any series may institute any action against Brighthouse under the junior subordinated indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such junior subordinated debt security or for the conversion or exchange of such junior subordinated debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the junior subordinated debt securities of such series specifying an event of default, as required under the junior subordinated indenture, (ii) the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of that series then outstanding under the junior subordinated indenture shall have requested the trustee to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.
The junior subordinated indenture provides that, in the case of a default in the payment of principal of or premium, if any, or interest on any series of junior subordinated debt securities, including any additional interest, when the same has become due and payable, and in the case of any payment of interest (other than deferred interest), such default has continued for 30 calendar days (and, in the case of payment of deferred interest, such default has continued for 30 calendar days after the conclusion of any extension period), the trustee or the holder of any junior subordinated debt security may or, if directed by the holders of a majority in principal amount of any series of junior subordinated debt securities, the trustee shall, subject to the provisions of the junior subordinated indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.
Brighthouse is required to furnish annually to the trustee statements as to Brighthouse’s compliance with all conditions and covenants under the junior subordinated indenture.
Modification of Junior Subordinated Debt Securities
Under the junior subordinated indenture, Brighthouse and the trustee may supplement the junior subordinated indenture for certain purposes without the consent of the holders of junior subordinated debt securities of any series, for, among other purposes, one or more of the following:
•to cure any ambiguity, defect or inconsistency;
•to add to Brighthouse’s covenants for the benefit of the holders of junior subordinated debt securities of any series or to surrender any right or power conferred upon Brighthouse under the indentures;
•to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of junior subordinated debt securities, as set forth in the indentures;
•to make any change that does not materially adversely affect the rights of any holder of junior subordinated debt securities of any series; provided that any change to the terms of any indenture or supplemental indenture or to any series of junior subordinated debt securities made solely to conform to the description of such series of junior subordinated debt securities in an offering document, prospectus supplement or other similar offering document relating to the initial offering of such series of junior subordinated debt securities shall be deemed to not materially adversely affect the rights of the holders of such series of junior subordinated debt securities;
•to provide for the issuance of and establish the form and terms and conditions of the junior subordinated debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of any indenture or any series of junior subordinated debt securities, or to add to the rights of the holders of any series of junior subordinated debt securities; or
•to add any additional events of default for the benefit of the holders of any series of junior subordinated debt securities.
Brighthouse and the trustee may modify the junior subordinated indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of junior subordinated debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debt securities of each affected series issued under the junior subordinated indenture. However, the junior subordinated indenture requires the consent of each holder of junior subordinated debt securities that would be affected by any modification which would:
•except as permitted by the junior subordinated indenture and the terms of such series of junior subordinated debt securities, extend the fixed maturity of any junior subordinated debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest (including additional interest) thereon, or reduce any premium payable upon the redemption thereof;
•reduce the amount of principal of an original issue discount junior subordinated debt security or any other junior subordinated debt security payable upon acceleration of the maturity thereof;
•change the obligation of Brighthouse to maintain an office or agency and for the purposes specified in the junior subordinated indenture;
•change the currency in which any junior subordinated debt security or any premium or interest is payable;
•impair the right to enforce any payment on or with respect to any junior subordinated debt security;
• adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any junior subordinated debt security (if applicable);
•reduce the percentage in principal amount of outstanding junior subordinated debt securities of any series, the consent of whose holders is required for modification or amendment of the junior subordinated indenture or for waiver of compliance with certain provisions of the junior subordinated indenture or for waiver of certain defaults; or
•modify any of the above provisions.
In addition, we and the trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.
Limitations on Consolidation, Merger, Sale of Assets and Other Transactions
The junior subordinated indenture provides that so long as any junior subordinated debt securities are outstanding, (i) we may not merge with or into or consolidate with another entity, (ii) we may not sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other entity other than one of our direct or indirect wholly owned subsidiaries, (iii) no entity may merge with or into or consolidate with us or (iv) except for any of our direct or indirect wholly owned subsidiaries, no other entity may sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, in each case unless:
•we are the surviving corporation; or the entity formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, is organized and validly existing under the laws of the United States of America, any State thereof, the District of Columbia, Bermuda, the Cayman Islands or any country or state that is a member of the Organization of Economic Cooperation and Development and has expressly assumed by supplemental indenture all of our obligations under the debt securities and the indenture;
•immediately after giving effect to such transaction, no default or event of default or event that, after notice or lapse of time or both would become an event of default has occurred and is continuing; and
•we deliver to the trustee an officers’ certificate and an opinion of counsel, each to the effect that the supplemental indenture, if applicable, required in connection with the transaction and such merger, sale, assignment, transfer, lease or other disposition complies with the junior subordinated indenture.
The Successor will be our successor, and will succeed to, and be substituted for, and may exercise every right and power of, Brighthouse under the indentures and become the obligor on the debt securities with the same effect as if the Successor had been named as the issuer under the indentures, and thereafter we shall be relieved of all of our obligations and covenants under the indentures, but, in the case of a lease of all or substantially all of our properties and assets, we will not be released from our obligations to pay the principal of, premium, if any, and interest on the debt securities.
Discharge, Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement, Brighthouse may discharge or defease its obligations under the junior subordinated indenture as set forth below.
Brighthouse may discharge certain obligations to holders of any series of junior subordinated debt securities issued under the junior subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of junior subordinated debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the applicable indenture), without reinvestment, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such junior subordinated debt securities.
The junior subordinated indenture will not be discharged as described above if Brighthouse has defaulted in the payment of principal of, premium, if any, or interest on any senior indebtedness, as defined in the junior subordinated indenture, and that default is continuing or another event of default on the senior indebtedness then exists and has resulted in the senior indebtedness becoming or being declared due and payable prior to the date it otherwise would have become due and payable.
If indicated in the applicable prospectus supplement, Brighthouse may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”) upon the irrevocable deposit with the relevant trustee, in trust for such purpose, of money or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount certified to be sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Brighthouse must deliver to the trustee an opinion of counsel to the effect that the holders of such junior subordinated debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the junior subordinated indenture. In addition, in the case of either defeasance or covenant defeasance, Brighthouse shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such junior subordinated debt securities nor any other junior subordinated debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.
Brighthouse may exercise its defeasance option with respect to such junior subordinated debt securities notwithstanding its prior exercise of its covenant defeasance option.
Subordination under the Junior Subordinated Indenture
The prospectus supplement relating to any offering of junior subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, junior subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness (as described below).
For purposes of junior subordinated debt securities, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the junior subordinated indenture or thereafter incurred, created or assumed, and any amendments, renewals, extensions or modifications of any such obligations:
•the principal of and premium, if any, and interest due in respect of indebtedness of Brighthouse for borrowed money and indebtedness evidenced by securities, debentures, notes, bonds or other written instruments issued by Brighthouse (other than junior subordinated debt securities);
•all obligations of Brighthouse as lessee under leases required to be capitalized on its balance sheet under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which Brighthouse is a party;
•all obligations of Brighthouse issued or assumed as the deferred purchase price of property, assets or businesses, all conditional sale obligations of Brighthouse and all obligations of Brighthouse under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);
• all obligations of Brighthouse for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;
•all obligations of Brighthouse in respect of commodity contracts, interest rate swap, cap, floor, collar or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;
•all obligations of the types referred to above of other persons for the payment of which Brighthouse is responsible or liable as obligor, guarantor or otherwise; and
•all obligations of the types referred to above of other persons secured by any lien on any property or asset of Brighthouse (whether or not such obligation is assumed by Brighthouse).
“Senior indebtedness” does not include:
•indebtedness or monetary obligations to trade creditors created or assumed by Brighthouse in the ordinary course of business in connection with the obtaining of materials or services; or
•any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the junior subordinated debt securities.
Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.
Unless otherwise noted in the accompanying prospectus supplement, if Brighthouse defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any senior indebtedness, or if the maturity of any senior indebtedness of Brighthouse has been declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, Brighthouse will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of any junior subordinated debt securities) of and premium, if any, or interest (including any additional interest) on the junior subordinated debt securities or any sinking fund payment, subject to limited exceptions.
If any of the following events occurs, Brighthouse will pay in full all amounts due on senior indebtedness before it makes under the junior subordinated debt securities any payment or distribution of assets of Brighthouse of any kind or character, whether in cash, property or securities, to any holder of junior subordinated debt securities:
•any dissolution, winding up, liquidation or reorganization of Brighthouse, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;
•any general assignment by Brighthouse for the benefit of creditors;
•any marshaling of Brighthouse’s assets or liabilities for the benefit of creditors; or
•other similar proceedings.
In such event, any payment by Brighthouse or distribution of assets of Brighthouse of any kind or character, whether in cash, property or securities, under the junior subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the junior subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the junior subordinated debt securities is received by the trustee of any junior subordinated debt securities in contravention of any of the terms of the junior subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.
The junior subordinated indenture does not limit the issuance of additional senior indebtedness.
Governing Law
The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.
Information Concerning the Trustee
The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended. The trustee will not be required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the junior subordinated indenture will also be extended to each agent, custodian and other person employed to act thereunder.
The trustee may act as depositary for funds of, make loans to, and perform other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF CAPITAL STOCK
We filed our certificate of incorporation with the Secretary of State of the State of Delaware on August 1, 2016, and our Board adopted our bylaws on August 1, 2016. We filed our restated certificate of incorporation with the Secretary of State of the State of Delaware effective as of July 11, 2023 and the Board adopted our amended and restated bylaws effective as of June 9, 2023. Certain provisions of our restated certificate of incorporation and our amended and restated bylaws and relevant sections of the Delaware General Corporation Law (“DGCL”) are summarized below. The following description of our capital stock and provisions of our restated certificate of incorporation and our amended and restated bylaws are only summaries of such provisions and instruments and in each case are qualified by reference to our restated certificate of incorporation and our amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.
Authorized Capital Stock
Our authorized capital stock consists of 1,100,000,000 shares, which is divided into two classes, consisting of 1,000,000,000 shares of our common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share. As of August 31, 2024, we had 60,309,117 outstanding shares of our common stock and the following shares of preferred stock outstanding: (i) 17,000 shares of our 6.600% Non-Cumulative Preferred Stock, Series A, with a stated amount of $25,000 per share (the “Series A Preferred Stock”); (ii) 16,100 shares of our 6.750% Non-Cumulative Preferred Stock, Series B, with a stated amount of $25,000 per share (the “Series B Preferred Stock”); (iii) 23,000 shares of our 5.375% Non-Cumulative Preferred Stock, Series C, with a stated amount of $25,000 per share (the “Series C Preferred Stock”); and (iv) 14,000 shares of our 4.625% Non-Cumulative Preferred Stock, Series D, with a stated amount of $25,000 per share (the “Series D Preferred Stock” and, together with the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the “Preferred Stock”).
Common Stock
Dividend Rights. Subject to the rights, if any, of the holders of any outstanding series of our preferred stock, holders of our common stock are entitled to receive dividends out of any of our funds legally available therefor when, as and if declared by our Board at its discretion. The certificates of designation for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock each prohibit the declaration or payment of dividends or other distributions on common stock if dividends are not paid on the Preferred Stock. In addition, the indenture that governs our 6.250% Junior Subordinated Debentures due 2058 prohibits the declaration or payment of dividends or distributions on common stock under certain circumstances if interest is not paid in full on such securities due to an extension period, subject to certain exceptions.
Voting Rights. Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors, and, subject to preferences that may be applicable to any outstanding series of preferred stock as provided in any preferred stock certificate of designation approved by our Board, the holders of our common stock possess all voting power. Except as required by applicable law or the rules and regulations of any stock exchange applicable to Brighthouse (and except with respect to the removal of directors by stockholders), all matters to be voted on by stockholders at a meeting at which a quorum is present must be approved by the affirmative vote of a majority of the voting power of the shares of stock present in person or represented by proxy at the meeting and entitled to vote thereon. The election of directors at a meeting at which a quorum is present is determined by a majority of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, except that if the number of nominees for election as directors at such meeting exceeds the number of directors to be elected at such meeting (a “contested election”), a plurality standard will apply, meaning that the nominees with the greatest number of votes received, even if less than a majority, will be elected. The amended and restated bylaws provide that in an uncontested election any incumbent director who fails to receive a majority of the votes cast in favor of his or her election shall tender his or her resignation from the Board to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee would then recommend to the Board whether to accept or reject such resignation and the Board would publicly disclose its decision in regard to such resignation.

Liquidation. If we liquidate, dissolve or wind up our affairs, holders of our common stock are entitled to share proportionately in the assets available for distribution to stockholders after the payment of all of our debt and other liabilities, subject to the rights, if any, of the holders of any then outstanding series of our preferred stock.
Other Rights. Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that our Board may designate and issue in the future.
Preferred Stock
Under our restated certificate of incorporation, our Board has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series and to fix, among other items, the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including without limitation dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. In addition, the indenture that governs our 6.250% Junior Subordinated Debentures due 2058 prohibits the declaration or payment of dividends or distributions on preferred stock under certain circumstances if interest is not paid in full on such securities due to an extension period, subject to certain exceptions.
As of August 31, 2024, we had the following shares of preferred stock outstanding: (i) 17,000 shares of our Series A Preferred Stock; (ii) 16,100 shares of our Series B Preferred Stock; (iii) 23,000 shares of our Series C Preferred Stock and (iv) 14,000 shares of our Series D Preferred Stock. Because the Board has the power to establish the preferences and rights of the shares of any additional series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of our common stock, which could delay, discourage or prevent a takeover of us even if a change of control of our company would be beneficial to the interests of our stockholders.
Certain Anti-Takeover Provisions of our Restated Certificate of Incorporation, our Amended and Restated Bylaws and Applicable Law
Certain provisions of our restated certificate of incorporation and our amended and restated bylaws, as well as certain provisions of Delaware law and insurance regulations applicable to our business, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for our common stock or Preferred Stock. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.
Removal. Our restated certificate of incorporation provides that stockholders may remove our directors with or without cause by the holders of at least two-thirds of the outstanding stock entitled to vote generally in the election of directors.
Size of Board and Vacancies. Our restated certificate of incorporation and our amended and restated bylaws provide that the number of directors will be fixed exclusively by the Board; provided, however, that in no event shall such number of directors be less than three (3) nor more than fifteen (15). Any newly created directorships created on our Board resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. Any director appointed to fill a vacancy on our Board shall hold office for the remainder of the term that such director has been appointed to and until his or her successor has been elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal.

Stockholder Action by Written Consent. Our restated certificate of incorporation prohibits our stockholders from acting by written consent. Stockholder action may only take place at a duly called annual or special meeting of our stockholders.
Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.
No Cumulative Voting. Our restated certificate of incorporation does not provide for cumulative voting.
Undesignated Preferred Stock. The authority that our Board possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult. Our Board can issue preferred stock with voting rights or conversion rights that, if exercised, could dilute the voting power of the holders of common stock.
Amendments to Bylaws. Our restated certificate of incorporation and our amended and restated bylaws provide that in addition to any other vote of the holders of any particular class or series of our capital stock that may be required, our amended and restated bylaws may only be amended by our Board or by the affirmative vote of holders of at least a majority of the voting power of the issued and outstanding voting stock entitled to vote thereon, voting together as a single class.
Amendments to Charter. Our restated certificate of incorporation provides that in addition to any other vote of the holders of any particular class or series of our capital stock that may be required, certain charter provisions may only be amended by the affirmative vote of holders of at least a majority of the voting power of the issued and outstanding voting stock entitled to vote thereon, voting together as a single class.
Section 203 of the Delaware General Corporation Law
As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless one of the following conditions is satisfied:
•before the stockholder became an interested stockholder, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, shares owned by persons who are directors and officers; or
• at or after the time the stockholder became interested, the business combination was approved by the Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
This provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Insurance Regulations
The insurance laws and regulations of the various states in which our insurance subsidiaries are organized may delay or impede a business combination involving us. State insurance laws prohibit an entity from acquiring control of an insurance company without the prior approval of the domestic insurance regulator. Under most states’ statutes, an entity is presumed to have control of an insurance company if it owns, directly or indirectly, 10% or more of the voting stock of that insurance company or its parent company. These regulatory restrictions may delay, deter or prevent a potential merger or sale of our company, even if the Board decides that it is in the best interests of stockholders for us to merge or be sold. These restrictions also may delay sales by us or acquisitions by third parties of our subsidiaries.
Choice of Forum
Our restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our current or former directors, officers or stockholders, (iii) action asserting a claim arising out of or pursuant to the DGCL or our restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim governed by the internal affairs doctrine. By becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our restated certificate of incorporation related to choice of forum.
Limitation of Liability and Indemnification of Directors and Officers
The DGCL authorizes corporations to limit or eliminate the personal liability of directors or officers to corporations and their stockholders for monetary damages for breaches of directors’ or officers’ fiduciary duties as directors or officers and our restated certificate of incorporation includes such exculpation. Our restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, none of our directors or officers will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer. Under the DGCL as it now reads, such limitation of liability is not permitted:
•for any breach of the director’s or officer’s duty of loyalty to us or our stockholders;
•for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•for directors, for payments of unlawful dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL;
•for any transaction from which the director or officer derived an improper personal benefit; or
•for officers, in any action by or in the right of the corporation.
These provisions have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s or officer’s breach of his or her duty of care.
Our restated certificate of incorporation and our amended and restated bylaws include provisions that require us to indemnify and advance expenses, to the fullest extent allowable under the DGCL as it now exists or may hereafter be amended, to our directors or officers for actions taken as a director or officer of us, or for serving at our request as a director or officer at another corporation or enterprise, as the case may be.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, that are incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
Our amended and restated bylaws require us to indemnify any person who was or is a party or is threatened to be made a party to, or was otherwise involved in, a legal proceeding by reason of the fact that he or she is or was a director or officer of Brighthouse or is or was serving at our request as a director or officer of another corporation or enterprise, as the case may be, to the fullest extent authorized by the DGCL as it now exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such director or officer in connection with such service. The right to indemnification in our amended and restated bylaws includes the right to be paid by Brighthouse the expenses incurred in defending any proceeding for which indemnification may be sought in advance of the final disposition of such proceeding, subject to certain limitations. We carry directors’ and officers’ insurance protecting us, any director, officer, employee or agent of ours or who was serving at our request as a director, officer, employee or agent of another corporation or enterprise, as the case may be, against any expense, liability or loss, whether or not we would have the power to indemnify the person under the DGCL.
The limitation of liability and indemnification and advancement provisions in our restated certificate of incorporation and our amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in our common stock may be adversely affected to the extent we pay the costs of settlement and damage awards under these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Brighthouse pursuant to the foregoing provisions, Brighthouse has been informed that in the SEC’s opinion such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Listing
Our common stock is listed on Nasdaq under the symbol “BHF”.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 480 Washington Boulevard, Jersey City, NJ 07310.

DESCRIPTION OF DEPOSITARY SHARES
General Terms
We may elect to offer depositary shares representing receipts for fractional interests in debt securities, junior subordinated debt securities, common stock or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security, junior subordinated debt security or share of common stock or of a particular series of preferred stock, as the case may be.
We will deposit the debt securities, junior subordinated debt securities or shares of common stock or any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security, junior subordinated debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, junior subordinated debt security or common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.
The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.
Interest, Dividends and Other Distributions
The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.
In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.
Redemption of Depositary Shares
If we redeem a debt security, junior subordinated debt security, share of common stock or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security, junior subordinated debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, junior subordinated debt securities, common stock or preferred stock. Whenever we redeem debt securities, junior subordinated debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities, junior subordinated debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.
Exercise of Rights under the Indentures or Voting the Preferred Stock
Upon receipt of notice of any meeting at which you, as a holder of fractional interests in deposited common stock or preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities or junior subordinated debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities or junior subordinated debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or junior subordinated debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or junior subordinated debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.
Amendment and Termination of the Deposit Agreement
We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.
The deposit agreement will terminate if:
•all outstanding depositary shares have been redeemed, or
•there has been a complete repayment or redemption of the debt securities or junior subordinated debt securities or a final distribution in respect of the common stock or preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.
Miscellaneous
The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, junior subordinated debt securities, common stock or preferred stock, as the case may be.
Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, junior subordinated debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities, junior subordinated debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS
We may issue warrants, including warrants to purchase debt securities, junior subordinated debt securities, preferred stock, common stock or other securities described in this prospectus as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.
The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus forms a part.
Debt Warrants
We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities or junior subordinated debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:
•the title of the debt warrants;
•the designation and terms of the debt securities or junior subordinated debt securities for which the debt warrants are exercisable;
•the aggregate number of the debt warrants;
•the price or prices at which we will issue the debt warrants, the principal amount of debt securities or junior subordinated debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise;
•the currency, currencies or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;
•the procedures and conditions relating to the exercise of the debt warrants;
•the designation and terms of any related debt securities or junior subordinated debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security or junior subordinated debt security;
•the currency, currencies or currency units, if other than in U.S. dollars, in which any principal, premium, if any, or interest on the debt securities or junior subordinated debt securities purchasable upon exercise of the debt warrants will be payable;
•the date, if any, from which you may separately transfer the debt warrants and the related securities;
•the date on which your right to exercise the debt warrants commences, and the date on which your right expires;
•the maximum or minimum number of the debt warrants which you may exercise at any time;
•if applicable, a discussion of material United States federal income tax considerations;
•any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

•the terms of the securities you may purchase upon exercise of the debt warrants.
We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities or junior subordinated debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities or junior subordinated debt securities purchasable upon the exercise.
Other Warrants
We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:
•the title of the warrants;
•the securities, which may include preferred stock, common stock or other securities, for which you may exercise the warrants;
•the aggregate number of the warrants;
•the price or prices at which we will issue the warrants, the number of securities that you may purchase upon exercise of each warrant and the price or prices at which such securities may be purchased;
•currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;
•the procedures and conditions relating to the exercise of the warrants;
•the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;
•the date, if any, from which you may separately transfer the warrants and the related securities;
•the date on which your right to exercise the warrants commences, and the date on which your right expires;
•the maximum or minimum number of warrants which you may exercise at any time;
•if applicable, a discussion of material United States federal income tax considerations; and
•any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.
We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.
Exercise of Warrants
We will describe in the prospectus supplement relating to the warrants the principal amount or the number of the securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the applicable prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.
We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS
As may be specified in a prospectus supplement, Brighthouse may issue purchase contracts obligating holders to purchase from Brighthouse, and Brighthouse to sell to the holders, a number of debt securities, junior subordinated debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require Brighthouse to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.
The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:
•The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, junior subordinated debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount shall be determined.
•The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.
•The events, if any, that will cause Brighthouse’s obligations and the obligations of the holder under the purchase contract to terminate.
•The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that Brighthouse will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.
•Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.
•The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, junior subordinated debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.
•The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to Brighthouse or be distributed to the holder.
•The amount of the contract fee, if any, that may be payable by Brighthouse to the holder or by the holder to Brighthouse, the date or dates on which the contract fee will be payable and the extent to which Brighthouse or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.
The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, Brighthouse may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•whether the units will be issued in fully registered or global form.
The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION
We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.
Agents whom we designate may solicit offers to purchase the securities.
•We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.
•Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.
•Agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.
We may use an underwriter or underwriters in the offer or sale of the securities.
•If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.
•We will include the names of the managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters will receive, in the applicable prospectus supplement.
•Unless we indicate otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
We may use a dealer to sell the securities.
•If we use a dealer, we, as principal, will sell the securities to the dealer.
•The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.
•We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.
We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.
We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act, in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of their business.
We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.
•If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.
•These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.
•We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.
Until the distribution of the securities is completed, SEC rules may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering. The underwriters also may impose a penalty bid on certain underwriters. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.
We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post- effective amendment to the registration statement of which this prospectus is a part).
We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately- negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule).

VALIDITY OF SECURITIES
Unless we state otherwise in the applicable prospectus supplement, the validity of any securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York.
EXPERTS
The consolidated financial statements and the related financial statement schedules of Brighthouse Financial, Inc. incorporated by reference in this Prospectus, and the effectiveness of Brighthouse Financial, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements. Our website is located at www.brighthousefinancial.com. We use our website as a routine channel for distribution of information that may be deemed material for investors, including news releases, presentations, financial information, statutory filings and corporate governance information. We post filings on our website as soon as practicable after they are electronically filed with, or furnished to, the SEC, including our annual and quarterly reports on Forms 10-K and 10-Q and current reports on Form 8-K; our proxy statements; and any amendments to those reports or statements. All such postings and filings are available on the “Investor Relations” portion of our website free of charge. Information contained on or connected to any website referenced in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein is not incorporated by reference in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, and any website references are intended to be inactive textual references only unless expressly noted.
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to such documents. The statements in this prospectus pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s Internet site.

INCORPORATION BY REFERENCE
The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 22, 2024 (the “Annual Report”);
•Our Quarterly Reports on Form 10-Q for each of the interim periods ended March 31, 2024 and June 30, 2024, filed with the SEC on May 8, 2024 and August 8, 2024, respectively;
•Our Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2024 (solely to the extent the information therein is incorporated by reference into Part III of the Annual Report);
•The description of our common stock and preferred stock contained in Exhibit 4.20 to the Annual Report, including any amendment or report filed for the purpose of updating such description, as supplemented by the section entitled “Description of Capital Stock” in this prospectus; and
•Our Current Reports on Form 8-K filed with the SEC on April 9, 2024 and June 10, 2024.
All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference and to be part hereof from the date of the filing of such documents; provided that information furnished and not filed by us is not incorporated by reference in this prospectus.
Any statement contained in a document incorporated by reference or deemed incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any filing incorporated by reference into this prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to Office of the Corporate Secretary, Brighthouse Financial, Inc., 11225 North Community House Road, Charlotte, North Carolina 28277 (Telephone: (980) 365-7100).

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.  Other Expenses of Issuance and Distribution.
The following table sets forth the general categories of expenses, other than underwriting compensation, the registrant anticipates it will incur in connection with the issuance and distribution of the securities being registered. Except for the U.S. Securities and Exchange Commission (the “SEC”) registration fee, all amounts shown are estimates.

SEC registration fee		$0*
Listing fee		**
Trustee’s fees and expenses		**
Printing fees and expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Transfer agent fees		**
Rating agency fees		**
Miscellaneous		**
Total	$	**
__________________
*The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fee.
**     Estimated fees and expenses are not presently known.
Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.
Item 15.  Indemnification of Directors and Officers.
Brighthouse Financial, Inc. (“Brighthouse”) is incorporated under the laws of the state of Delaware.
Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the “DGCL,” permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors or officers to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. This provision, however, may not eliminate or limit the liability of (1) a director or officer for breach of the director or officer’s duty of loyalty to the corporation or its stockholders, (2) a director or officer for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) a director under Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases, redemptions or other distributions, (4) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (5) an officer in any action by or in the right of the corporation. The restated certificate of incorporation of Brighthouse contains such a provision.
Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 145(e) of the DGCL permits a Delaware corporation to advance litigation expenses, including attorneys’ fees, incurred by present and former directors and officers prior to the final disposition of the relevant proceedings. The advancement of expenses to a present director or officer is conditioned upon receipt of an undertaking by or on behalf of such director or officer to repay the advancement if it is ultimately determined that such director or officer is not entitled to be indemnified by the corporation. Advancement to former officers and directors may be conditioned upon such terms and conditions, if any, as the corporation may deem appropriate.
Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.
The restated certificate of incorporation and the amended and restated bylaws of Brighthouse authorize the corporation to indemnify its directors and officers to the fullest extent permitted by law.
The foregoing summaries are necessarily subject to the complete text of the DGCL and Brighthouse’s restated certificate of incorporation and amended and restated bylaws.
Item 16.  Exhibits.

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement.*

2.1
Master Separation Agreement, dated as of August 4, 2017, by and between MetLife, Inc. and Brighthouse Financial, Inc., is incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K, filed on August 9, 2017 (File No. 001-37905).

4.1	Restated Certificate of Incorporation of Brighthouse Financial, Inc., is incorporated by reference to Exhibit 3.3 to our Quarterly Report on Form 10-Q, filed on August 9, 2023 (File No. 001-37905).

4.2
Certificate of Designations of Brighthouse Financial, Inc. with respect to the 6.600% Non-Cumulative Preferred Stock, Series A, dated March 20, 2019, filed with the Secretary of State of the State of Delaware and effective March 20, 2019, is incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed March 25, 2019 (File No. 001-37905).

Exhibit No.	Exhibit

4.3
Certificate of Designations of Brighthouse Financial, Inc. with respect to the 6.750% Non-Cumulative Preferred Stock, Series B, dated May 19, 2020, filed with the Secretary of State of the State of Delaware and effective May 19, 2020, is incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on May 21, 2020 (File No. 001-37905).

4.4
Certificate of Designations of Brighthouse Financial, Inc. with respect to the 5.375% Non-Cumulative Preferred Stock, Series C, dated November 18, 2020, filed with the Secretary of State of the State of Delaware and effective November 18, 2020, is incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on November 20, 2020 (File No. 001-37905).

4.5
Certificate of Designations of Brighthouse Financial, Inc. with respect to the 4.625% Non-Cumulative Preferred Stock, Series D, dated November 1822, 2021, filed with the Secretary of State of the State of Delaware and effective November 182, 2021, is incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on November 22, 2021 (File No. 001-37905).

4.6	Amended and Restated Bylaws of Brighthouse Financial, Inc., is incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K, filed on June 13, 2023 (File No. 001-37905).

4.7
Senior Indenture, dated as of May 15, 2020, between Brighthouse Financial, Inc. and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as Trustee, is incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on May 15, 2020 (File No. 001-37905).

4.8
Form of Subordinated Indenture to be entered into between Brighthouse Financial, Inc., as issuer, and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as Trustee, is incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-3, filed on September 9, 2018 (File No. 333-227190).

4.9
Junior Subordinated Indenture, dated as of September 12, 2018, between Brighthouse Financial, Inc. and U.S. Bank Trust Company, National Association as successor in interest to U.S. Bank National Association, as Trustee, is incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed on September 12, 2018 (File No. 001-37905).

4.10	Form of Depositary Receipt.*

4.11	Form of Deposit Agreement.*

4.12	Form of Warrant Agreement, including form of Warrant.*

4.13	Form of Purchase Contract Agreement.*

4.14	Form of Global Security (senior debt securities).*

4.15	Form of Global Security (subordinated debt securities).*

4.16	Form of Global Security (junior subordinated debt securities).*

5.1	Opinion of Debevoise & Plimpton LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature pages of this registration statement).

25.1
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Senior Indenture, dated as of May 15, 2020, relating to the senior debt securities.

25.2
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Form of Subordinated Indenture, relating to the subordinated debt securities.

25.3
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Junior Subordinated Indenture, dated as of September 12, 2018, relating to the junior subordinated debt securities.

Exhibit No.	Exhibit

107	Filing Fee Table.
__________________
*To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.
Item 17.  Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)The undersigned registrant hereby undertakes that:
(1)For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on September 9, 2024.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ Edward A. Spehar
	Name:	Edward A. Spehar
	Title:	Executive Vice President and Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Allie Lin, Jacob Jenkelowitz and Bruce Schindler, jointly and severally, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric T. Steigerwalt	Director, President and Chief Executive Officer (Principal Executive Officer)	September 9, 2024
Eric T. Steigerwalt

/s/ Edward A. Spehar	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 9, 2024
Edward A. Spehar

/s/ Kristine H. Toscano	Chief Accounting Officer (Principal Accounting Officer)	September 9, 2024
Kristine H. Toscano

/s/ C. Edward Chaplin	Chairman of the Board of Directors	September 9, 2024
C. Edward Chaplin

/s/ Stephen C. Hooley	Director	September 9, 2024
Stephen C. Hooley

/s/ Michael J. Inserra	Director	September 9, 2024
Michael J. Inserra

/s/ Carol D. Juel	Director	September 9, 2024
Carol D. Juel

S-1

Signature	Title	Date

/s/ Eileen A. Mallesch	Director	September 9, 2024
Eileen A. Mallesch

/s/ Diane E. Offereins	Director	September 9, 2024
Diane E. Offereins

/s/ Paul M. Wetzel	Director	September 9, 2024
Paul M. Wetzel

/s/ Lizabeth H. Zlatkus	Director	September 9, 2024
Lizabeth H. Zlatkus
S-2